PLEDGE AND SECURITY AGREEMENT

CONFIDENTIAL DRAFT: FOR DISCUSSION PURPOSES ONLY

THIS PLEDGE AND SECURITY AGREEMENT (the “Pledge”), is made and entered into this ___ day of January 2019, (“Effective Date”) by and between GENEREX BIOTECHNOLOGY CORPORATION, A Delaware corporation ("Pledgor") and OLAREGEN THERAPEUTIX INC., a Delaware corporation ("Pledgee").

W I T N E S S E T H:

WHEREAS, Pledgee has sold to Pledgor a majority in interest of the capital stock of Olaregen Therapeutix Inc., a Delaware corporation, pursuant to the terms contained in that certain Stock Purchase Agreement, dated January __, 2019 made by and between the parties (“the Purchase Agreement”) pursuant to which Pledgor has sold to Pledgee [3,200,000] shares of Pledgor’s Common Stock (“Acquired Shares”); and,

WHEREAS, in conjunction with such purchase and consistent with the terms contained in the Purchase Agreement, Pledgor has executed a promissory note in favor of Pledgee, a copy of which is attached hereto and made a part hereof as Exhibit "A" ("Note"); and,

WHEREAS, the continuing security interest in the Acquired Shares shall be evidenced by this Agreement. Capitalized terms used, but not defined, in this Agreement have the meanings set forth in the Purchase Agreement; and

WHEREAS, in order to secure the payment of the Note, Pledgor has agreed to pledge the Acquired Shares to Pledgee.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties and representations herein contained, and for other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       As security for the due and punctual payment of the Note, Pledgor grants to Pledgee a security interest in and a lien on the Acquired Shares, together with all ownership rights, rights to subscribe, distributions, and other property to which said Pledgor is or may be entitled to receive on account of the Acquired Shares, whether now or hereafter owned or existing, together with all additions thereto and substitutions therefor (hereinafter collectively called the "Collateral").

2.       Pledgor agrees that Pledgee shall have, and there is hereby granted to and created in favor of Pledgee, a security interest under the Uniform Commercial Code of Delaware (hereinafter called the "Code") in and to the collateral hereby assigned and pledged and intended so to be and in and to the proceeds thereof, both cash and non-cash. Pledgor will faithfully preserve and protect Pledgee's security interest in the Collateral and the proceeds thereof and will promptly complete and file with the Delaware Secured Transactions Registry a UCC-1 Form identifying the Acquired Shares as collateral for the Note and giving Pledgee a priority lien.

3.       Notwithstanding the security interest in the Collateral and the proceeds thereof granted to and created in favor of Pledgee by this Agreement, Pledgor shall have the right, until the occurrence of an event of default as provided in Paragraph 7 hereof, to exercise all voting rights with respect to the Collateral.

1

4.       Pledgor represents and warrants to Pledgee that, upon the effective date of the Pledge (a) Pledgor is the sole and absolute owner of the Acquired Shares, (b) the Acquired Shares are free and clear of all pledges, liens, security interests and encumbrances, (c) Pledgor has the authority and power to execute this Agreement and to grant a security interest in the Collateral in favor of Pledgee, (d) Pledgor has obtained all necessary consents to enter into this Agreement, and (e) the person executing this Agreement on behalf of Pledgor is authorized and empowered to do so and will bind Pledgor accordingly.

5.       During the term of this Agreement, Pledgor shall not take any action with respect to the Acquired Shares that is inconsistent with the provisions or purpose of this Agreement or that would adversely affect the rights of Pledgee. Pledgee shall not assign its interest in the Collateral, in whole or in part, without the express written consent of Pledgor.

6.       Promptly upon request of Pledgee from time to time, Pledgor will do all such acts and things and will execute and deliver to Pledgee all such documents as Pledgee may deem necessary or advisable in order to assure Pledgee of its rights granted hereunder, or otherwise by law, with respect to the Collateral and the proceeds thereof.

7.       In the event Pledgor shall fail to make any payment due under the Note, then, and in any such event, Pledgee shall have such rights and remedies with respect to the Collateral or any part thereof and the proceeds thereof as are provided for both in the Purchase Agreement and the Note.

8.       Upon full payment of all sums due by Pledgor to Pledgee under the Note, this Agreement shall terminate and be of no further force and effect and the UCC-1 Filing shall be withdrawn or terminated by Pledgee within five (5) business days of Pledgor’s full payment of the Note. Until such time, however, this Agreement shall bind the Pledgor, its successors and assigns, and shall inure to the benefit of Pledgee, its successors and assigns.

9.       No delay or failure on the part of either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof or of any other right, power or privilege of either party hereunder; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of either party hereunder are cumulative and not exclusive of any rights or remedies which it may otherwise have.

10.       This Agreement shall be governed by and shall be construed and enforced in accordance with the laws of the State of Delaware.

Remainder of Page Intentionally Left Blank

Signature Page to Follow

2

IN WITNESS WHEREOF, the due execution hereof the day and year first above written.

WITNESS: _______________________________	PLEDGOR: GENEREX BIOTECHNOLOGY CORPORATION a Delaware Corporation By: ______________________________ Joseph Moscato President & Chief Executive Officer
WITNESS: ______________________________	PLEDGEE: OLAREGEN THERAPEUTIX INC. a Delaware corporation By: ______________________________ Anthony J. Dolisi Chief Executive Officer and President

3

EXHIBIT “A”

PROMISSORY NOTE

[See Attached]

4